Exhibit 99.1

EXPRESS, INC. ANNOUNCES REFINANCING TRANSACTIONS

Columbus, Ohio – November 28, 2022 – Fashion apparel retailer Express, Inc. (NYSE: EXPR) today announced two transactions in support of a comprehensive plan to refinance its capital structure and expand its liquidity access while concurrently reducing interest rate exposure and providing flexibility to pay down its outstanding term debt balance.

These two transactions include:

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Increasing the maximum revolver amount by $40 million to $290 million by amending its current $250 million Senior Secured Asset-Based Revolving Credit Facility (the “Amended Revolving Credit Facility”)

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Refinancing and reducing Express’ fixed debt exposure by amending its current $140 million Senior Secured Asset-Based Term Loan Credit Facility (the “Amended Term Loan Facility”), including refinancing its $90 million First-In-Last-Out (“FILO”) Term Loan and terminating its $50 million Delayed Draw Term Loan (“DDTL”), of which $43 million was previously paid down

“We are pleased to complete these refinancing transactions, which bolster our liquidity access, strengthen our balance sheet, reduce our interest rate exposure and improve our capital structure,” said Jason Judd, Chief Financial Officer at Express. “We will continue working to reduce debt exposure in 2023. Under the terms of the Amended Term Loan Facility, Express can use proceeds from the $52 million CARES Act receivable to pay down outstanding term debt. With enhanced financial flexibility, we believe we are well-positioned to continue executing our EXPRESSway Forward strategy and pursuing growth opportunities.”

Amended Revolving Credit Facility

Express’ current $250 million Amended Revolving Credit Facility, jointly led by Wells Fargo Bank, N.A. (“Wells Fargo”) and Bank of America, N.A. (“Bank of America”), was amended and increased by $40 million to $290 million with Wells Fargo serving as administrative agent and collateral agent. The interest rate has been reduced by replacing the London Interbank Offered Rate (“LIBOR”) interest rate benchmark, which had an applicable margin of 2.00% to 2.25%, with the Secured Overnight Financing Rate (“SOFR”) interest rate benchmark, which has an applicable margin of 1.60% to 1.85%. The Amended Revolving Credit Facility will mature on November 26, 2027. At current applicable rates, the replacement of LIBOR with SOFR under the Amended Revolving Credit Facility reduces interest rate exposure by approximately 40 basis points.

Amended Term Loan Facility

Express’ current $140 million Term Loan Facility was amended by refinancing its $90 million FILO Term Loan and terminating its $50 million DDTL. Wells Fargo will serve as administrative agent and collateral agent for the Amended Term Loan Facility. ReStore Capital acted as lead lender, with Wells Fargo and Bank of America also participating as lenders. The interest rate has been reduced by replacing LIBOR, which had an applicable margin of 7.00% to 8.25%, as the interest rate benchmark with SOFR, which has an applicable margin of 7.50%. The Amended Term Loan Facility will mature on November 26, 2027. At current applicable rates, the replacement of LIBOR with SOFR under the Amended Term Loan Facility reduces interest rate exposure by approximately 85 basis points.

Kirkland & Ellis LLP served as legal advisor to the Company. Wells Fargo is the administrative agent and the collateral agent for both facilities.

About Express, Inc.

Express is a modern, multichannel apparel and accessories brand grounded in versatility, guided by its purpose - We Create Confidence. We Inspire Self-Expression. - and powered by a styling community. Launched in 1980 with the idea that style, quality and value should all be found in one place, Express has been a part of some of the most important and culture-defining fashion trends. The Express Edit design philosophy ensures that the brand is always ‘of the now’ so people can get dressed for every day and any occasion knowing that Express can help them look the way they want to look and feel the way they want to feel.

The Company operates over 550 retail and outlet stores in the United States and Puerto Rico, the express.com online store and the Express mobile app. Express, Inc. is comprised of the brands Express and UpWest, and is traded on the NYSE under the symbol EXPR. For more information, please visit www.express.com or www.upwest.com.

About ReStore Capital

ReStore Capital is a credit focused investment manager providing tailored financing solutions for consumer, retail, wholesale, and e-commerce businesses. ReStore Capital partners with management teams, sponsors and other investors to provide creative solutions for refinancings, growth capital, leveraged buyouts, add-on acquisitions, recapitalizations, and opportunistic investments. For more information, please visit www.restore-cap.com

Forward-Looking Statements

Certain statements are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include any statement that does not directly relate to any historical or current fact and include, but are not limited to (1) expansion of the Company’s access to liquidity; (2) reduction in the Company’s interest rate exposure and interest expense; (3) the Company’s ability to pay down its outstanding term debt balance; (4) the Company’s ability to use proceeds from the CARES Act receivable; (5) execution of the EXPRESSway Forward strategy and pursuit of growth opportunities; (6) guidance and expectations, including statements regarding expected operating margins, comparable sales, effective tax rates, interest income, net income, diluted earnings per share; cash tax refunds, liquidity, EBITDA, free cash flow, eCommerce demand, and capital expenditures; (7) statements regarding expected store openings, store closures, store conversions, and gross square footage; and (8) statements regarding the Company’s strategy, plans, and initiatives, including, but not limited to, results expected from such strategy, plans, and initiatives. You can identify these forward-looking statements by the use of words in the future tense and statements accompanied by words such as “outlook,” “indicator,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “estimates,” “anticipates,” “opportunity,” “leads” or the negative version of these words or other comparable words. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict, and significant contingencies, many of which are beyond the Company’s control. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) the COVID-19 pandemic and its continued impact on our business operations, store traffic, employee availability, financial condition, liquidity and cash flow; (3) geopolitical risks, including impacts from the ongoing conflict between Russia and Ukraine and increased tensions between China and Taiwan; (4) our ability to operate our business efficiently, manage capital expenditures and costs, and obtain financing when required; (5) our ability to identify and respond to new and changing fashion trends, customer preferences, and other related factors; (6) fluctuations in our sales, results of operations, and cash levels on a seasonal basis and due to a variety of other factors, including our product offerings relative to customer demand, the mix of merchandise we sell, promotions, and inventory levels; (7) customer traffic at malls, shopping centers, and at our stores; (8) competition from other retailers; (9) our dependence on a strong brand image; (10) our ability to adapt to changing consumer behavior and develop and maintain a relevant and reliable omni-channel experience for our customers; (11) the failure or breach of information systems upon which we rely; (12) our ability to protect customer data from fraud and theft; (13) our dependence upon third parties to manufacture all of our merchandise; (14) changes in the cost of raw materials, labor, and freight; (15) supply chain or other business disruption, including as a result of the coronavirus; (16) our dependence upon key executive management; (17) our ability to execute our growth strategy, EXPRESSway Forward, including engaging our customers and acquiring new ones, executing with precision to accelerate sales and profitability, creating great product and reinvigorating our brand; (18) our substantial lease obligations; (19) our reliance on third parties to provide us with certain key services for our business; (20) impairment charges on long-lived assets; (21) claims made against us resulting in litigation or changes in laws and regulations applicable to our business; (22) our inability to protect our trademarks or other intellectual property rights which may preclude the use of our trademarks or other intellectual property around the world; (23) restrictions imposed on us under the terms of our Amended Revolving Credit Facility and our Amended Term Loan Facility, including restrictions on the ability to effect share repurchases; (24) changes in tax requirements, results of tax audits, and other factors that may cause fluctuations in our effective tax rate; (25) changes in tariff rates; and (26) natural disasters, extreme weather, public health issues, including pandemics, fire, acts of terrorism or war and other events that cause business interruption. These factors should not be construed as exhaustive and should be read in conjunction with the additional information concerning these and other factors in Express, Inc.’s filings with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as required by law.

Investor Contact

Greg Johnson

gjohnson@express.com

614-474-4890